Exhibit 99.1

SIRIUSXM ANNOUNCES EXPIRATION AND RESULTS OF CASH TENDER OFFER FOR
ANY AND ALL OUTSTANDING 3.125% SENIOR NOTES DUE 2026

NEW YORK, March 5, 2026 – Sirius XM Holdings Inc. (NASDAQ: SIRI) (“SiriusXM”) announced today that the cash tender offer (the “Offer”), commenced on February 26, 2026, by its subsidiary, Sirius XM Radio LLC (the “Offeror”), to purchase any and all of the Offeror’s outstanding 3.125% Senior Notes due 2026 (the “Notes”), expired at 5:00 p.m. New York City time on March 4, 2026 (the “Expiration Time”).

According to Kroll Issuer Services (US), the tender and information agent for the Offer, valid tenders had been received at the expiration of the Offer in the amount and percentage set forth in the table below.

Issuer	Title of Security	CUSIP Numbers(2)	Principal Amount Outstanding	Principal Amount Tendered		Percentage of Principal Amount Tendered		Purchase Price per $1,000 Principal Amount of Notes
Sirius XM Radio LLC	3.125% Senior Notes due 2026(1)	82967NBL1, U82764AU2 and 82967NBN7	$1,000,000,000	$498,935,000	(3)	49.89	%(3)	$994.64

(1)	The Notes are currently callable at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest and mature on September 1, 2026.
(2)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Notes. They are provided solely for the convenience of holders of the Notes.
(3)	This amount excludes $70,634,000 aggregate principal amount of the Notes that remain subject to the guaranteed delivery procedures described in the offer to purchase and the related notice of guaranteed delivery.

The Offeror expects to accept for purchase all Notes validly tendered and not validly withdrawn as of the Expiration Time and expects to make payment for any such Notes on March 5, 2026. The payment date for any Notes tendered pursuant to the guaranteed delivery procedures described in the offer to purchase and the related notice of guaranteed delivery is expected to be March 9, 2025.

The Offeror will apply a portion of the proceeds from the issuance of $1,250.0 million aggregate principal amount of the Offeror’s 5.875% senior notes due 2032 (the “New Notes”), which closed on March 4, 2026, to the payment for all Notes to be purchased in the Offer together with cash on the balance sheet.

The Offer was made pursuant to the terms and subject to the conditions set forth in the offer to purchase and the related notice of guaranteed delivery, each dated as of February 26, 2026.

Following the settlement of the Offer, the Offeror intends to, on or shortly before or after the initial payment date for the Offer, (i) issue a notice of redemption to redeem, with a portion of the net proceeds from such senior notes offering together with cash on hand, if needed, any Notes that remain outstanding in accordance with the terms of the indenture governing the Notes, (ii) satisfy and discharge its obligations under the Notes and the indenture governing the Notes by depositing with the trustee for the Notes, in trust, solely for the benefit of the holders of the Notes, money or U.S. government obligations, in such amounts as would be sufficient to pay the principal of and interest on, the Notes to the redemption date or the maturity date, or (iii) pursue any combination of the foregoing. This press release does not constitute a notice of redemption or an offer to purchase the Notes not purchased in the Offer.

Citigroup Global Markets Inc. has served as the exclusive dealer manager for the Offer and Kroll Issuer Services (US) has served as the tender agent and information agent for the Offer. Questions regarding the terms of the Offer may be directed to Citigroup Global Markets Inc. by calling 800-558-3745 (toll-free) or 212-723-6106 (collect).

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. In addition, this press release does not constitute a notice of redemption under the indenture governing the Notes.

About Sirius XM Holdings Inc.

SiriusXM is a leading audio entertainment company in North America with a portfolio of audio businesses including its flagship subscription entertainment service SiriusXM; the ad-supported and premium music streaming services of Pandora; an expansive podcast network; and a suite of business and advertising solutions. Reaching a combined monthly audience of approximately 170 million listeners, SiriusXM offers a broad range of content for listeners everywhere they tune in with a diverse mix of live, on-demand, and curated programming across music, talk, news, and sports.

Forward-Looking Statements

This communication contains “forward-looking statements.” Such statements include, but are not limited to, statements about the expected timing of the senior notes offering and the Offer and the intended use of proceeds from the senior notes offering. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: Risks Relating to our Business and Operations: We face substantial competition, and that competition has increased over time; our SiriusXM service has suffered a loss of subscribers, and our Pandora ad-supported service has similarly experienced a loss of monthly active users; if our efforts to attract and retain subscribers and listeners, or convert listeners into subscribers, are not successful, our business will be adversely affected; we engage in extensive marketing efforts and the continued effectiveness of those efforts is an important part of our business; we rely on third parties for the operation of our business, and the failure of third parties to perform could adversely affect our business; failure to successfully monetize and generate revenues from podcasts and other non-music content could adversely affect our business, operating results, and financial condition; we may not realize the benefits of acquisitions or other strategic investments and initiatives; and the impact of economic conditions may adversely affect our business, operating results, and financial condition. Risks Relating to our SiriusXM Business: Changing consumer behavior and new technologies relating to our satellite radio business may reduce our subscribers and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us; a substantial number of our SiriusXM service subscribers periodically cancel their subscriptions and we cannot predict how successful we will be at retaining customers; our ability to profitably attract and retain subscribers to our SiriusXM service is uncertain; our business depends in part upon the auto industry; failure of our satellites would significantly damage our business; and our SiriusXM service may experience harmful interference from wireless operations. Risks Relating to our Pandora and Off-platform Business: Our Pandora and Off-platform business generates a significant portion of its revenues from advertising, and reduced spending by advertisers could harm our business; emerging industry trends may adversely impact our ability to generate revenue from advertising; our failure to convince advertisers of the benefits of our Pandora ad-supported service could harm our business; if we are unable to maintain our advertising revenue, our results of operations will be adversely affected; changes to mobile operating systems and browsers may hinder our ability to sell advertising and market our services; and if we fail to accurately predict and play music, comedy or other content that our Pandora listeners enjoy, we may fail to retain existing and attract new listeners. Risks Relating to Laws and Governmental Regulations: Privacy and data security laws and regulations may hinder our ability to market our services, sell advertising and impose legal liabilities; consumer protection laws and our failure to comply with them could damage our business; failure to comply with FCC requirements could damage our business; we may face lawsuits, incur liability or suffer reputational harm as a result of content published or made available through our services; and increasing interest and expectations regarding sustainable business practices by our various stakeholders and related reporting obligations may expose us to potential liabilities, increased costs, reputational harm, and other adverse effects. Risks Associated with Data and Cybersecurity and the Protection of Consumer Information: If we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions and private litigation and our reputation could suffer; we use artificial intelligence in our business, and challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability and adversely affect our results of operations; and interruption or failure of our information technology and communications systems could impair the delivery of our service and harm our business. Risks Associated with Certain Intellectual Property Rights: Rapid technological and industry changes and new entrants could adversely impact our services; the market for music rights is changing and is subject to significant uncertainties; our Pandora services depend upon maintaining complex licenses with copyright owners, and these licenses contain onerous terms; failure to protect our intellectual property or actions by third parties to enforce their intellectual property rights could substantially harm our business and operating results; and some of our services and technologies use “open source” software, which may restrict how we use or distribute our services or require that we release the source code subject to those licenses. Risks Related to our Capital Structure: While we currently pay a quarterly cash dividend to holders of our common stock, we may change our dividend policy at any time; our holding company structure could restrict access to funds of our subsidiaries that may be needed to pay third party obligations; we have significant indebtedness, and our subsidiaries’ debt contains certain covenants that restrict their operations; and our ability to incur additional indebtedness to fund our operations could be limited, which could negatively impact our operations. Other Operational Risks: If we are unable to attract and retain qualified personnel, our business could be harmed; our facilities could be damaged by natural catastrophes or terrorist activities; the unfavorable outcome of pending or future litigation could have an adverse impact on our operations and financial condition; we may be exposed to liabilities that other entertainment service providers would not customarily be subject to; and our business and prospects depend on the strength of our brands.

Additional factors that could cause material differences from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2025, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Source: SiriusXM

Investor Contact:

Investor.Relations@siriusxm.com